Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FOURTH QUARTER AND FULL YEAR 2012

Schaumburg, Ill. (February 27, 2013) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $354.7 million, and a net loss of $61.5 million, or -$0.93 per diluted share, for the fourth quarter of 2012 compared to total revenue of $438.3 million and net loss of $120.4 million, or -$1.64 per diluted share, for the fourth quarter of 2011. For the full year 2012, total revenue of $1.49 billion, and net loss of $142.8 million, or -$2.15 per diluted share decreased from total revenue of $1.87 billion and net income of $18.6 million, or $0.25 per diluted share, for the full year 2011.

“While our financial results were unacceptable and unsustainable, 2012 was a year of renewal for Career Education,” said Steven H. Lesnik, chairman, president and chief executive officer. “We made significant progress on the regulatory and accreditation fronts, reinforced our leadership team, reorganized and reduced the footprint of our institutions, adopted a long-term strategy and continued our investment in cutting-edge education technology.”

“Looking to 2013, we will sustain our sharp focus on student outcomes, continue to re-engineer and right-size the organization and leverage our investment in ground-breaking learning technology. The Company’s return to growth and profitability will be rooted in exceptional educational experiences and strong outcomes for our students.”

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its core business. On a non-GAAP basis, the loss per diluted share from continuing operations was -$0.35 for the fourth quarter 2012 as compared to earnings per diluted share of $0.32 for the fourth quarter 2011. For the year ended December 31, 2012, on a non-GAAP basis, the loss per diluted share from continuing operations was -$0.44 as compared to earnings per diluted share of $2.14 for the year ended December 31, 2011. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

CONSOLIDATED RESULTS

Quarter Ended December 31, 2012

•	Total revenue was $354.7 million for the fourth quarter of 2012, a 19.1 percent decrease from $438.3 million for the fourth quarter of 2011.

•

Operating losses of $77.2 million and $167.9 million were reported for the fourth quarters of 2012 and 2011, respectively. The operating margin was -21.8 percent for the fourth quarter of 2012 versus -38.3 percent for the fourth quarter of 2011.

•

The loss from continuing operations for the quarter ended December 31, 2012 was $58.7 million, or -$0.89 per diluted share compared to the loss from continuing operations of $141.6 million, or -$1.93 per diluted share, for the quarter ended December 31, 2011.

CEC ANNOUNCES 4Q12 RESULTS …PG 2

•	The operating results for the quarters ended December 31, 2012 and 2011 include the following significant items:

	Significant Items (In Millions)	(Loss) Earnings per Diluted Share Impact
Quarter Ended December 31, 2012
Goodwill and Intangible Asset Impairments	$12.1	$0.12
Asset Impairments	29.3	0.29
Severance and Related Costs	13.1	0.13

TOTAL	$54.5	$0.54

Quarter Ended December 31, 2011
Goodwill and Intangible Asset Impairments	$188.8	$2.25

TOTAL	$188.8	$2.25

•

During the fourth quarter of 2012, the Company recorded non-cash trade name impairment charges of $12.1 million, primarily attributable to Culinary Arts ($8.1) and Health Education ($3.5). In addition, the Company recorded $29.3 million of non-cash asset impairments and $13.1 million of severance and related costs primarily in connection with both our campus closure and reduction in force actions. During the fourth quarter of 2011, the Company recorded $168.4 million of non-cash goodwill impairment applicable to Culinary Arts ($73.7), Health Education ($64.6), and Transitional Schools ($30.1), and a $20.4 million non-cash trade name impairment within Culinary Arts.

•

Excluding the significant items in the table above, the operating loss was $22.7 million in the fourth quarter of 2012 compared to operating income of $20.9 million in the fourth quarter of 2011. The operating margin was -6.4 percent during the fourth quarter of 2012 as compared to 4.8 percent during the fourth quarter of 2011.

Year to Date Ended December 31, 2012

•	Total revenue was $1.49 billion for the year ended December 31, 2012, compared to $1.87 billion for the year ended December 31, 2011.

•

The operating loss for the year ended December 31, 2012 was $183.8 million, versus operating income of $40.7 million for the year ended December 31, 2011. The operating margin decreased to -12.3 percent for the year ended December 31, 2012, from 2.2 percent for the year ended December 31, 2011.

•

The loss from continuing operations for the year ended December 31, 2012, was $134.9 million, or -$2.03 per diluted share, compared to the loss from continuing operations of $3.3 million, or -$0.04 per diluted share, for the year ended December 31, 2011.

CEC ANNOUNCES 4Q12 RESULTS …PG 3

•	The operating results for the years ended December 31, 2012 and 2011 include the following significant items:

	Significant Items (In Millions)	(Loss) Earnings per Diluted Share Impact
Year Ended December 31, 2012
Goodwill and Intangible Asset Impairments	$96.5	$1.33
Asset Impairments	30.5	0.30
Severance and Related Costs	14.9	0.15
Insurance Recoveries	(19.0)	(0.19)

TOTAL	$122.9	$1.59

Year Ended December 31, 2011
Goodwill and Intangible Asset Impairments	$191.5	$2.24
Insurance Recoveries	(7.0)	(0.06)

TOTAL	$184.5	$2.18

•

During the year ended December 31, 2012, the Company recorded non-cash goodwill impairment charges of $83.4 million, primarily related to $41.9 million within Health Education and $40.8 million within Design & Technology, as well as non-cash trade name impairments of $13.1 million, primarily within Culinary Arts ($8.1), Health Education ($3.5), and Transitional Schools ($1.0). In addition, the Company recorded $30.5 million of non-cash asset impairments and $14.9 million of severance and related costs primarily related to both our campus closure and reduction in force actions. The operating results for the year ended December 31, 2011 primarily included the $188.8 million of non-cash goodwill and intangible asset impairment charges recorded in the fourth quarter of 2011 as well as $2.5 million of non-cash accreditation rights impairment.

•

During the year ended December 31, 2012, the Company recorded a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies. During the year ended December 31, 2011, the Company recorded a $7.0 million insurance recovery related to previously settled legal matters.

•

Excluding the significant items in the table above, the operating loss was $60.9 million for the year ended December 31, 2012 and the operating income was $225.2 million for the year ended December 31, 2011. Operating margin was -4.1 percent and 12.0 percent for the years ended December 31, 2012 and 2011, respectively.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

Net cash flows used in operating activities totaled $16.8 million for the year ended December 31, 2012, compared to net cash flows provided by operating activities of $230.5 million for the year ended December 31, 2011.

Capital expenditures decreased to $37.9 million during the year ended December 31, 2012, from $78.3 million for the year ended December 31, 2011. Capital expenditures represented 2.5 percent and 4.1 percent of total revenue of continuing and discontinued operations during the years ended December 31, 2012 and 2011, respectively.

CEC ANNOUNCES 4Q12 RESULTS …PG 4

Financial Position

As of December 31, 2012 and December 31, 2011, cash and cash equivalents and short-term investments totaled $402.3 million and $441.2 million, respectively. Included in the 2012 amount is $97.9 million of restricted cash, the majority of which is for amounts collateralized under our Credit Agreement as of December 31, 2012.

Credit Agreements

During the fourth quarter of 2012, the Company entered into a revolving credit facility pursuant to a Credit Agreement with BMO Harris Bank N.A. The revolving credit facility under the Credit Agreement is scheduled to mature on January 31, 2014. This Credit Agreement replaced our previous U.S. Credit Agreement, which expired on October 31, 2012. As of December 31, 2012, we have borrowed the maximum amount of $80.0 million under the Credit Agreement.

Stock Repurchase Program

During the fourth quarter of 2012, the Company did not repurchase any shares of its common stock. During the year ended December 31, 2012, the Company repurchased approximately 6.1 million shares of its common stock for approximately $56.4 million at an average price of $9.29 per share.

As of December 31, 2012, approximately $183.3 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of our common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of December 31, 2012 and 2011, was as follows:

	As of December 31,		% Change
	2012	2011	2012 vs. 2011
Student Population
CTU	21,600	23,900	-10%
AIU	14,200	17,100	-17%

Total University Schools	35,800	41,000	-13%

Health Education	8,800	14,000	-37%
Culinary Arts	8,500	12,200	-30%
Design & Technology	5,400	8,000	-33%

Total Career Schools	22,700	34,200	-34%

International	11,400	11,100	3%

Subtotal	69,900	86,300	-19%

Transitional Schools	6,100	12,500	-51%

Total Student Population	76,000	98,800	-23%

CEC ANNOUNCES 4Q12 RESULTS …PG 5

New Student Starts

New student starts by reportable segment for the quarters ended December 31, 2012 and 2011, were as follows:

	For the Quarters Ended December 31,		% Change
	2012	2011	2012 vs. 2011
New Student Starts
CTU	5,040	6,620	-24%
AIU	3,370	4,620	-27%

Total University Schools	8,410	11,240	-25%

Health Education	1,180	2,290	-48%
Culinary Arts (1)	2,810	1,320	113%
Design & Technology	490	710	-31%

Total Career Schools	4,480	4,320	4%

International	1,940	2,150	-10%

Subtotal	14,830	17,710	-16%

Transitional Schools	840	2,440	-66%

Total New Student Starts	15,670	20,150	-22%

(1)	The fourth quarter 2012 had one additional new student start as compared to the previous year quarter. Excluding this timing impact, the change in new student starts for Culinary Arts would have been -16%.

CEC ANNOUNCES 4Q12 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, February 28, 2013 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 34130002. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 34130002.

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of more than 75,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; our ability to implement our strategic initiatives and effective cost reduction strategies; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; our ability to successfully defend litigation and other claims brought against us; rulemaking by the U.S. Department of Education and increased focus by the U.S. Congress and governmental agencies on for-profit education institutions; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 4Q12 RESULTS …PG 7

CONTACT

Investors:	Matthew Tschanz
Director, Corporate Finance
(847) 585-3899

Media:	Mark Spencer
Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31, (1)
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$240,560	$280,592
Restricted cash	97,878	—
Short-term investments	63,876	160,607

Total cash and cash equivalents and short-term investments	402,314	441,199

Student receivables, net	68,940	59,960
Receivables, other, net	3,845	2,896
Prepaid expenses	44,440	62,176
Inventories	8,575	11,334
Deferred income tax assets, net	7,092	10,837
Other current assets	4,422	17,871
Assets of discontinued operations	3,933	4,205

Total current assets	543,561	610,478

NON-CURRENT ASSETS:
Property and equipment, net	277,571	349,719
Goodwill	133,025	212,626
Intangible assets, net	61,681	76,286
Student receivables, net	6,832	9,311
Deferred income tax assets, net	48,070	2,673
Other assets, net	33,333	30,122
Assets of discontinued operations	18,630	24,905

TOTAL ASSETS	$1,122,703	$1,316,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings and current maturities of capital lease obligations	$80,211	$844
Accounts payable	38,440	48,362
Accrued expenses:
Payroll and related benefits	46,586	41,853
Advertising and production costs	20,963	17,717
Other	44,651	67,077
Deferred tuition revenue	112,038	144,696
Liabilities of discontinued operations	9,826	8,894

Total current liabilities	352,715	329,443

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	—	207
Deferred rent obligations	95,164	102,034
Other liabilities	29,931	40,365
Liabilities of discontinued operations	33,103	37,980

Total non-current liabilities	158,198	180,586

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	816	820
Additional paid-in capital	596,826	590,965
Accumulated other comprehensive loss	(4,785)	(5,136)
Retained earnings	232,921	375,717
Cost of shares in treasury	(213,988)	(156,275)

Total stockholders’ equity	611,790	806,091

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,122,703	$1,316,120

(1)	In November 2012, the Company completed the teach out activities for LCB Pittsburgh, PA. As a result, all current and prior period results include LCB Pittsburgh as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31, (1)
	2012	% of Total Revenue	2011	% of Total Revenue
REVENUE:
Tuition and registration fees	$349,243	98.5%	$429,392	98.0%
Other	5,448	1.5%	8,866	2.0%

Total revenue	354,691		438,258

OPERATING EXPENSES:
Educational services and facilities	141,654	39.9%	155,018	35.4%
General and administrative	227,836	64.2%	240,831	55.0%
Depreciation and amortization	21,071	5.9%	21,449	4.9%
Goodwill and asset impairment	41,346	11.7%	188,848	43.1%

Total operating expenses	431,907	121.8%	606,146	138.3%

Operating loss	(77,216)	-21.8%	(167,888)	-38.3%

OTHER INCOME (EXPENSE):
Interest income	400	0.1%	627	0.1%
Interest expense	(184)	-0.1%	(443)	-0.1%
Miscellaneous income	483	0.1%	3	0.0%

Total other income	699	0.2%	187	0.0%

PRETAX LOSS	(76,517)	-21.6%	(167,701)	-38.3%
Benefit from income taxes	(17,771)	-5.0%	(26,063)	-5.9%

LOSS FROM CONTINUING OPERATIONS	(58,746)	-16.6%	(141,638)	-32.3%
(Loss) income from discontinued operations, net of tax	(2,746)	-0.8%	21,189	4.8%

NET LOSS	(61,492)	-17.3%	(120,449)	-27.5%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	4,056		(4,746)
Unrealized gains (losses) on investments	174		(80)

Total other comprehensive income (loss)	4,230		(4,826)

COMPREHENSIVE LOSS	$(57,262)		$(125,275)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(0.89)		$(1.93)
(Loss) income from discontinued operations	(0.04)		0.29

Net loss per share	$(0.93)		$(1.64)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,199		73,429

(1)	In November 2012, the Company completed the teach out activities for LCB Pittsburgh, PA. As a result, all current and prior period results include LCB Pittsburgh as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31, (1)
	2012	% of Total Revenue	2011	% of Total Revenue
REVENUE:
Tuition and registration fees	$1,460,959	98.1%	$1,816,746	97.0%
Other	28,310	1.9%	56,623	3.0%

Total revenue	1,489,269		1,873,369

OPERATING EXPENSES:
Educational services and facilities	571,169	38.4%	626,158	33.4%
General and administrative	894,185	60.0%	932,643	49.8%
Depreciation and amortization	80,658	5.4%	82,350	4.4%
Goodwill and asset impairment	127,007	8.5%	191,524	10.2%

Total operating expenses	1,673,019	112.3%	1,832,675	97.8%

Operating (loss) income	(183,750)	-12.3%	40,694	2.2%

OTHER INCOME (EXPENSE):
Interest income	1,826	0.1%	1,376	0.1%
Interest expense	(271)	0.0%	(563)	0.0%
Miscellaneous income	483	0.0%	1,972	0.1%

Total other income	2,038	0.1%	2,785	0.1%

PRETAX (LOSS) INCOME	(181,712)	-12.2%	43,479	2.3%
(Benefit from) provision for income taxes	(46,806)	-3.1%	46,740	2.5%

LOSS FROM CONTINUING OPERATIONS	(134,906)	-9.1%	(3,261)	-0.2%
(Loss) income from discontinued operations, net of tax	(7,890)	-0.5%	21,834	1.2%

NET (LOSS) INCOME	(142,796)	-9.6%	18,573	1.0%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	503		(5,015)
Unrealized losses on investments	(152)		(40)

Total other comprehensive income (loss)	351		(5,055)

COMPREHENSIVE (LOSS) INCOME	$(142,445)		$13,518

NET (LOSS) INCOME PER SHARE—DILUTED:
Loss from continuing operations	$(2.03)		$(0.04)
(Loss) income from discontinued operations	(0.12)		0.29

Net (loss) income per share	$(2.15)		$0.25

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,475		74,498

(1)	In November 2012, the Company completed the teach out activities for LCB Pittsburgh, PA. As a result, all current and prior period results include LCB Pittsburgh as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATING INCOME (LOSS) BY QUARTER

(In thousands)

	For the 2012 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
Tuition and registration fees	$422,935	$362,480	$326,301	$349,243	$1,460,959
Other	10,495	6,080	6,287	5,448	28,310

Total revenue	433,430	368,560	332,588	354,691	1,489,269

OPERATING EXPENSES:
Educational services and facilities	151,625	144,837	133,053	141,654	571,169
General and administrative	214,017	225,265	227,067	227,836	894,185
Depreciation and amortization	19,798	19,659	20,130	21,071	80,658
Goodwill and asset impairment	83	85,578	—	41,346	127,007

Total operating expenses	385,523	475,339	380,250	431,907	1,673,019

OPERATING INCOME (LOSS)	$47,907	$(106,779)	$(47,662)	$(77,216)	$(183,750)

	For the 2011 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
Tuition and registration fees	$505,656	$466,588	$415,110	$429,392	$1,816,746
Other	21,903	14,967	10,887	8,866	56,623

Total revenue	527,559	481,555	425,997	438,258	1,873,369

OPERATING EXPENSES:
Educational services and facilities	163,594	156,376	151,170	155,018	626,158
General and administrative	235,348	223,340	233,124	240,831	932,643
Depreciation and amortization	19,576	19,721	21,604	21,449	82,350
Goodwill and asset impairment	—	2,676	—	188,848	191,524

Total operating expenses	418,518	402,113	405,898	606,146	1,832,675

OPERATING INCOME (LOSS)	$109,041	$79,442	$20,099	$(167,888)	$40,694

(1)	In November 2012, the Company completed the teach out activities for LCB Pittsburgh, PA. As a result, all current and prior period results include LCB Pittsburgh as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(142,796)	$18,573
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Goodwill and asset impairment	127,007	191,524
Loss on sale of student receivables	720	—
Depreciation and amortization expense	81,813	85,367
Bad debt expense	40,022	55,721
Compensation expense related to share-based awards	9,687	14,831
Gain on sale of business	—	(27,085)
Gain on bargain purchase	(669)	—
Loss (gain) on disposition of property and equipment	301	(1,711)
Deferred income taxes	(42,014)	14,226
Changes in operating assets and liabilities
Accrued expenses and deferred rent obligations	(19,473)	(74,075)
Deferred tuition revenue	(35,882)	2,595
Student receivables, net of allowance for doubtful accounts	(39,995)	(51,749)
Other operating assets and liabilities	4,481	2,233

Net cash (used in) provided by operating activities	(16,798)	230,450

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(147,085)	(189,258)
Sales of available-for-sale investments	246,464	188,322
Purchases of property and equipment	(37,944)	(78,333)
Proceeds on the sale of assets	—	6,259
Proceeds on the sale of business, net of cash divested	—	16,670
Business acquisitions, net of acquired cash	(1,721)	(9,851)
Other	(1,359)	(40)

Net cash provided by (used in) investing activities	58,355	(66,231)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(56,431)	(150,445)
Issuance of common stock	1,599	4,370
Tax benefit associated with stock option exercises	—	376
Payments of assumed loans upon business acquisition	(318)	—
Payments of contingent consideration	(5,818)	(16,355)
Borrowings from credit facility	80,000	—
Restricted cash	(97,878)	—
Payments of capital lease obligations	(844)	(989)

Net cash used in financing activities	(79,690)	(163,043)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(1,837)	(10,066)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(39,970)	(8,890)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the year	—	28,844
Less: Cash balance of discontinued operations, end of the year	62	—
CASH AND CASH EQUIVALENTS, beginning of the year	280,592	260,638

CASH AND CASH EQUIVALENTS, end of the year	$240,560	$280,592

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2012	2011
REVENUE:
CTU (1)	$89,283	$97,161
AIU	65,223	77,111

Total University Schools	154,506	174,272

Health Education (1)	41,559	60,326
Culinary Arts (2)	49,694	64,296
Design & Technology (1)	31,888	41,285

Total Career Schools	123,141	165,907

International	49,934	47,257
Corporate and Other	5	(54)

Subtotal	327,586	387,382

Transitional Schools (1)	27,105	50,876

Total	$354,691	$438,258

OPERATING (LOSS) INCOME:
CTU (1)	$13,344	$25,494
AIU	(1,727)	6,354

Total University Schools	11,617	31,848

Health Education (1) (3)	(13,628)	(63,382)
Culinary Arts (2) (4)	(21,863)	(94,708)
Design & Technology (1)	(6,715)	(3,857)

Total Career Schools	(42,206)	(161,947)

International	16,856	16,017
Corporate and Other	(9,425)	(13,452)

Subtotal	(23,158)	(127,534)

Transitional Schools (1) (5)	(54,058)	(40,354)

Total	$(77,216)	$(167,888)

OPERATING (LOSS) MARGIN:
CTU	14.9%	26.2%
AIU	-2.6%	8.2%

Total University Schools	7.5%	18.3%

Health Education	-32.8%	-105.1%
Culinary Arts	-44.0%	-147.3%
Design & Technology	-21.1%	-9.3%

Total Career Schools	-34.3%	-97.6%

International	33.8%	33.9%
Corporate and Other	NM	NM

Subtotal	-7.1%	-32.9%

Transitional Schools	-199.4%	-79.3%

Total	-21.8%	-38.3%

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment.

(2)	In November 2012, the Company completed the teach out activities for LCB Pittsburgh, PA. As a result, all current and prior period results include LCB Pittsburgh as a component of discontinued operations.

(3)	Fourth quarter 2012 includes a $3.5 million non-cash trade name impairment charge related to the Sanford-Brown and Missouri College trade names; fourth quarter 2011 includes a $64.6 million non-cash goodwill impairment charge.

(4)	Fourth quarters 2012 and 2011 include non-cash trade name impairment charges of $8.1 million and $20.4 million, respectively. In addition, fourth quarter 2011 includes a $73.7 million non-cash goodwill impairment charge.

(5)	Fourth quarter 2012 includes a $28.3 million non-cash asset impairment charge; fourth quarter 2011 includes a $30.1 million non-cash goodwill impairment charge.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2012	2011
REVENUE:
CTU (1)	$363,935	$415,411
AIU	304,208	365,203

Total University Schools	668,143	780,614

Health Education (1)	181,577	252,330
Culinary Arts (2)	224,842	303,135
Design & Technology (1)	141,542	186,879

Total Career Schools	547,961	742,344

International	128,568	125,887
Corporate and Other	55	(399)

Subtotal	1,344,727	1,648,446

Transitional Schools (1)	144,542	224,923

Total	$1,489,269	$1,873,369

OPERATING (LOSS) INCOME:
CTU (1)	$54,928	$111,119
AIU	20,896	72,738

Total University Schools	75,824	183,857

Health Education (1) (3)	(78,288)	(47,562)
Culinary Arts (2) (4)	(33,854)	(63,452)
Design & Technology (1) (5)	(57,627)	14,223

Total Career Schools	(169,769)	(96,791)

International	21,131	24,746
Corporate and Other (6)	(7,618)	(30,132)

Subtotal	(80,432)	81,680

Transitional Schools (1) (7)	(103,318)	(40,986)

Total	$(183,750)	$40,694

OPERATING (LOSS) MARGIN:
CTU	15.1%	26.7%
AIU	6.9%	19.9%

Total University Schools	11.3%	23.6%

Health Education	-43.1%	-18.8%
Culinary Arts	-15.1%	-20.9%
Design & Technology	-40.7%	7.6%

Total Career Schools	-31.0%	-13.0%

International	16.4%	19.7%
Corporate and Other	NM	NM

Subtotal	-6.0%	5.0%

Transitional Schools	-71.5%	-18.2%

Total	-12.3%	2.2%

(1)	Prior period financial results have been recast to report the schools that are currently being taught out within the Transitional Schools segment.

(2)	In November 2012, the Company completed the teach out activities for LCB Pittsburgh, PA. As a result, all current and prior period results include LCB Pittsburgh as a component of discontinued operations.

(3)	2012 expenses include non-cash goodwill and trade name impairment charges of $41.9 million and $3.5 million, respectively. 2011 includes non-cash goodwill impairment of $64.6 million and $3.7 million of non-cash impairment and amortization charges related to accreditation rights.

(4)	2012 expenses include a non-cash trade name impairment of $8.1 million. 2011 expenses include $73.7 million and $20.4 million of non-cash goodwill and trade name impairments, respectively.

(5)	2012 expenses include a $40.8 million non-cash goodwill impairment charge.

(6)	During 2012, a $19.0 million insurance recovery was recorded related to the settlement of claims under certain insurance policies. In 2011, a $7.0 million insurance recovery, related to previously settled legal matters, was recorded.

(7)	2012 expenses include $29.3 million of non-cash asset impairment charges, $1.0 million impairment related to the Sanford-Brown trade name, and a $0.7 million non-cash goodwill impairment charge. 2011 includes non-cash goodwill impairment of $30.1 million and $1.4 million of non-cash impairment and amortization charges related to accreditation rights.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In millions, except share and per share amounts)

	For the Quarter Ended December 31,
	2012		2011
	Operating Loss	Loss per Diluted Share (2)	Operating (Loss) Income	(Loss) Earnings per Diluted Share (2)
As Reported	$(77.2)	$(0.89)	$(167.9)	$(1.93)
Reconciling Items:
Goodwill and Intangible Asset Impairments (3)(4)	12.1	0.12	188.8	2.25
Asset Impairments (5)	29.3	0.29	—	—
Severance and Related Costs (6)	13.1	0.13	—	—

Adjusted to Exclude Significant Items	$(22.7)	$(0.35)	$20.9	$0.32

Diluted Weighted Average Shares Outstanding		66,199		73,429

	For the Year Ended December 31,
	2012		2011
	Operating Loss	Loss per Diluted Share (2)	Operating Income	(Loss) Earnings per Diluted Share (2)
As Reported	$(183.8)	$(2.03)	$40.7	$(0.04)
Reconciling Items:
Goodwill and Intangible Asset Impairments (4)(7)	96.5	1.33	191.5	2.24
Asset Impairments (5)	30.5	0.30	—	—
Severance and Related Costs (6)	14.9	0.15	—	—
Insurance Recoveries (8)	(19.0)	(0.19)	(7.0)	(0.06)

Adjusted to Exclude Significant Items	$(60.9)	$(0.44)	$225.2	$2.14

Diluted Weighted Average Shares Outstanding		66,475		74,498

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its core business. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	(Loss) earnings per diluted share is based on (loss) income from continuing operations and assumes a 35% tax rate for each deductible item.

(3)	Fourth quarter 2012 includes non-cash trade name impairment charges of $12.1 million; primarily attributable to Culinary Arts ($8.1) and Health Education ($3.5).

(4)	Fourth quarter 2011 primarily includes non-cash goodwill impairment charges totaling $168.4 million, of which $120.6 is non-deductible for income tax purposes, applicable to Culinary Arts ($73.7), Health Education ($64.6) and Transitional Schools ($30.1), as well as a $20.4 million non-cash trade name impairment charge within Culinary Arts. Year to date 2011 also includes a $2.5 million non-cash impairment charge related to accreditation rights.

(5)	In 2012, non-cash asset impairment charges of $30.5 million were recorded, primarily within Transitional Schools ($29.3) for schools being taught out, of which $29.3 million was recorded in the fourth quarter.

(6)	In 2012, $14.9 million of severance and related costs were recorded in connection with both our reduction in force and campus closure actions, within Transitional Schools ($7.6), AIU ($1.8), Health Education ($1.6), Corporate ($1.6), Design & Technology ($1.4), Culinary Arts ($0.6), and CTU ($0.3). Of the 14.9 million, $13.1 million was recorded in the fourth quarter.

(7)	2012 includes non-cash goodwill impairment charges of $83.4 million, of which $73.6 million is non-deductible for income tax purposes, primarily applicable to Health Education ($41.9) and Design & Technology ($40.8), as well as a non-cash trade name impairment of $13.1 million, primarily within Culinary Arts ($8.1), Health Education ($3.5) and Transitional Schools ($1.0).

(8)	2012 includes a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies. 2011 includes a $7.0 million insurance recovery related to previously settled legal matters.